Exhibit 3.111

ARTICLES OF INCORPORATION

OF

OWNERS’ RESORTS AND EXCHANGE, INC.

(A Utah Non-Profit Corporation)

I, the undersigned, as a natural person of the age of twenty-one years or more, acting as incorporator of a non-profit corporation under the Utah Non-Profit Corporation Act and Co-operating Association Act, adopt the following Articles of Incorporation for such non-profit corporation.

ARTICLE I

NAME

The name of this non-profit corporation is the Owners’ Resorts and Exchange, Inc. (hereinafter referred to as the “Association”).

ARTICLE II

DURATION

This organization shall have perpetual existence.

ARTICLE III

GOVERNANCE

The Articles of Incorporation and the By-Laws will be the instruments of governance of this Association in all its practices.  The By-Laws shall provide for the governing structure of the Association.

ARTICLE IV

PURPOSES AND POWERS

The purposes and powers for which this non-profit corporation is organized are as follows:

1.             To manage and operate resorts owned or managed by the Association’s members,

including the collection of fees, maintenance and repair of said resorts, administration of licensing and other duties and responsibilities pursuant to the operation of this organization to benefit Members.

2.             To own and disburse real property acquired by the Association, invest and reinvest the same; to hold, either absolutely or in trust for any of said purposes, funds and property of all kinds subject only to limitations or conditions imposed by law or the instrument under which said property is received; to sell, lease, convey or otherwise dispose of any such property and to invest and reinvest the same or any proceeds thereof and to deal with and expend the principal and income for any of said purposes; to act as Trustee; and, in general, to exercise any, all and every power, including trust powers, which is permitted a not-for-profit organization under the laws of the State of Utah for the foregoing purposes to be authorized to exercise.

3.             All of the assets and income of the Association shall be used only for the purposes hereinabove set forth, including the payment of expenses incident thereto, and no part of the assets or income of the Association shall be distributable to its members, directors or officers (except reasonable compensation as permitted in U.C.A. §16-6-42) and no substantial part of its carrying out of propaganda or otherwise attempting to influence legislation, and the Association shall not participate in any political campaign on behalf of any candidate for public office.

ARTICLE V

MEMBERSHIP AND STOCK

1.             The Membership will consist of the owners of the stock of the Association.  There shall be two (2) classes of members and stock evidencing said membership.  Said classes are as follows:

a.                                      The Association is authorized to issue 5,000,000 shares of “Class A” stock, no par value.  The members holding said shares of stock shall be entitled to one (1) vote per share.

b.                                      The Association is authorized to issue 2,560 shares of “Class B” stock, no par value.  The members holding said shares of stock shall not be entitled to vote.  RUTI-Sweetwater, Inc., a Delaware corporation, shall be the initial recipient of all Class B stock.

2.             The manner of appointment, the qualifications and rights of the members, any provisions for termination or forfeiture of membership and/or stock shall be set forth in the By-Laws.

3.             So long as it is not inconsistent with any requirements contained in the By-Laws, any individual, corporation, and/or entity may possess one (1) or more shares of stock in the Association.

ARTICLE VI

ASSESSMENTS

Members of the Association shall be subject to assessments by the Association from time to time in accordance with the provisions of the Bylaws and applicable law and shall be liable to the Association for payment of such assessments.  Members of the Association shall not be individually or personally liable for the debts or obligations of the Association.

ARTICLE VII

AMENDMENTS

Subject to the appropriate laws of the State of Utah, the Articles of Incorporation of the Association may be altered or amended at a meeting of the members or by petition, provided notification or intent to change has been filed with the Board of Trustees of the Association twenty (20) days prior to said meeting.  The proposed amendment shall be adopted if it receives two-thirds (2/3) of the votes of the voting members who cast their votes.

ARTICLE VI

BOARD OF TRUSTEES:

The Board of Trustees shall consist of at least three (3) persons.  The names and addresses of the initial governing Board are as follows:

Roger Cottle	Ruth K. Hammond
6764 Olivet Drive	429 South 1300 East
Salt Lake City, UT 84121	Salt Lake City, Utah 84102

K. Ray Hammond	John Homer
P.O. .Box 9064	455 E. 500 S. #305
Salt Lake City, UT 84109	Salt Lake City, Utah 84111

William Stromberg	Boyd Twiggs
4238 College Drive	322 North Locust
Ogden, Utah 84403	Midvale, Utah 84047

West Bosles
1391 Deborah Drive
Santa Anna, CA 92705

ARTICLE IX

INCORPORATOR

The, name and address of the incorporator is as follows:

Joseph E. Hatch
257 East 200 South
Suite 640
Salt Lake City, Utah 84111

ARTICLE X

PRINCIPAL OFFICE AND REGISTERED AGENT

The principal office of the association shall be 257 East 200 South, Suite 640, Salt Lake City, Utah 84111.  The Association’s initial registered agent at the principal office shall be Joseph E. Hatch who, by his signature below, acknowledges his appointment as registered agent of the Association.

/s/ Joseph E. Hatch
Joseph E. Hatch
Registered Agent

DATED this 27th day of October, 1987.

/s/ Joseph E. Hatch
Joseph E. Hatch

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF

OWNERS’ RESORTS AND EXCHANGE, INC.

(a Utah Non-Profit Corporation)

Pursuant to Utah Code Annotated Section 16-6-51 (1953, as amended).  Owners’ Resorts and Exchange, Inc. adopts the following Articles of Amendment to the Articles of Incorporation:

ARTICLE I

The name of the non-profit corporation is Owners’ Resorts and Exchange, Inc. (hereinafter referred to as the “Association”).

ARTICLE II

The following amendments to the Articles of Incorporation were adopted on the 25th day of January, 1992, in a manner prescribed by the laws of the State of Utah and the Articles of Incorporation of the Association:

A.            Article V Membership and Stock is amended to read as follows:

1.             The Membership will consist of the owners of the Stock of the Association.  There shall be one (1) class of members and stock evidencing said membership.  The Association is authorized to issue 5,000,000 shares of “Class A” stock, no par value.  The members holding said shares of stock shall be entitled to one (1) vote per share.

2.             The manner of appointment, the qualifications and rights of the members, any provisions for termination or forfeiture of membership and/or stock shall be set forth in the By-Laws.

3.             So long as it is not inconsistent with any requirements contained in the By-Laws, any individual, corporation, and/or entity may possess one (1) or more shares of stock in the Association.

B.            Article XI Associate Members is added and reads as follows:

The Board of Trustees, as may be provided by the By-Laws of the Association, may admit associate members to the Association.  The associate members shall have no voting rights nor equity in the Association.

ARTICLE III

These Amendments were adopted at a meeting of the members on the 25th day of January, 1992, at which a quorum was present.  Such Amendments received at least two-thirds of the votes of the voting members who were present at the meeting or represented by proxy and who cast their vote.

Executed by the undersigned in duplicate original in Salt Lake City, Utah, on this 25th day of January, 1992.

OWNERS’ RESORTS & EXCHANGE, INC.

By:	/s/ Colleen C. Freeman
Its President

By:	/s/ Jee Van Wagoner
Its Secretary

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

OWNERS’ RESORTS AND EXCHANGE, INC.

(a Utah Non-Profit Corporation)

Pursuant to Utah Code Annotated Section 16-6-51 (1953, as amended), Owners’ Resorts and Exchange, Inc. adopts the following Articles pf Amendment to the Articles of Incorporation:

ARTICLE I

The name of the non-profit corporation is Owners’ Resorts and Exchange, Inc. (hereinafter referred to as the “Association”).

ARTICLE II

The following amendments to the Articles of Incorporation were adopted on the 28th day of January, 1995, in a manner prescribed by the laws of the State of Utah and the Articles of Incorporation of the Association:

A.            Article IV, Purposes and Power, paragraph 3, is amended to read as follows:

3.             All of the assets and income of the Association shall be used only for the purposes hereinabove set forth, including the payment of expenses incident thereto, and no part of the assets or income of the Association shall be distributable to its memebers, trustees or officers (except reasonable compensation or a final distribution as permitted in Utah Code Annotated Section 16-6-42).

B.            Article X Principal Office and Registered Agent, is amended to read as follows:

The principal office of the Association shall be 404 East 4500 South, Suite 34A, Salt Lake City, Utah 84107.  The Association’s initial registered agent shall be Joseph E. Hatch, at 341 South Main Street, Suite 201, Salt Lake City, Utah 84111; who, by his signature below, acknowledges his appointment as registered agent.

/s/ Joseph E. Hatch
Joseph E. Hatch
Registered Agent

ARTICLE III

These Amendments were adopted at a meeting of the members on the 28th day of January,

1995, at which a quorum was present.  Such Amendments received at least two-thirds of the votes of the voting members who were present at the meeting or represented by proxy and who cast their vote.

Executed by the undersigned in duplicate original in Salt Lake City, Utah, on this 2nd day of February, 1998.

OWNERS’ RESORTS & EXCHANGE, INC.

By:	/s/ Colleen C. Freeman
Its President

By:	/s/ Jill Van Wagoner
Its Secretary

ARTICLES OF CONVERSION

AND AMENDMENT AND RESTATEMENT

OF THE ARTICLES OF INCORPORATION OF

OWNER’S RESORTS AND EXCHANGE, INC.

Pursuant to Utah Code Annotated Section 16-6a-1008 (1953, as amended), Owners’ Resorts and Exchange, Inc., hereby adopts the following Articles of Amendment to the Articles of Incorporation converting Owners’ Resorts and Exchange, Inc., from a Utah non-profit corporation to a Utah for profit corporation:

ARTICLE I

The name of the corporation is Owners’ Resorts and Exchange, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

The following restructure and amendment and restatement of the Articles of
Incorporation was adopted on or before the 28th day of June, 2006, in a manner prescribed by the laws of the State of Utah and the Articles of Incorporation of the Corporation:

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

OWNERS’ RESORTS AND EXCHANGE, INC.

ARTICLE I

CORPORATE NAME

The name of this corporation is Owners’ Resorts and Exchange, Inc.

ARTICLE II

CORPORATE PURPOSES

The general purpose for which this Corporation is organized shall be to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act, including, but not limited to, the following:

(a)           To perform timeshare management and exchange services.

(b)           To acquire, own, hold, improve, develop, lease, mortgage, operate, maintain, sell, dispose of, and otherwise deal with real property and any equipment, fixtures, or other personal property that may be used in connection with the operation of real property.

(c)           To purchase, own, hold, dispose of, and otherwise deal with stock of other corporations, or interests in general or limited partnerships (as either a general or a limited partner) or joint ventures and to do every act and thing covered generally by the denomination “holding corporation”; and to direct the operations of such other entities.

(d)           To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which may at any time appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, partnership, association, joint venture, or corporation.

The foregoing paragraphs shall be construed both as objects and powers and shall not be held to limit or restrict in any manner the general powers of the corporation and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah, and it is intended that the purposes, objects, and powers specified in each of the paragraphs of this ARTICLE II, CORPORATE PURPOSES, of these Articles of Incorporation shall be regarded as independent purposes, objects, and powers.

ARTICLE III

SHARES

There shall be two classes of stock in the corporation as follows:

A. Class A Stock, The Class A stock shall be voting, non-equity shares of stock with no par value.  The Corporation is authorized to issue fifty (50) shares of Class A stock.  The Class A shares of stock shall be distributed as follows-

South Padre Condo Share Project I Owners Association, a Texas non-profit corporation	1 share

Sweetwater April Sound Condoshare Project I Council of Co-Owners, a Texas non-profit corporation, aka Lake Conroe Homeowners Association	1 share

Capri Vacation Owners Association, a California non-profit corporation	1 share

Sweetwater Jackson Hole Condoshare Owner’s Association, a Wyoming non-profit corporation	1 share

Sweetwater Hawaii Condoshare Project I Owners Association, a Hawaiian non-profit corporation, aka “Waikiki”	1 share

Park City Timeshare Homeowners, Inc., a Utah non-profit corporation	1 share

Sweetwater Bear Lake Condoshare Project III Owners Association and Sweetwater

Bear Lake Timeshare Project 11 Owners’ Association, two Utah non-profit corporations, aka Sweetwater Homeowners’ Association at Bear Lake	1 share

Sweetwater Kauai Condoshare Project I Owners Association, a Utah non-profit corporation	1 share

ORE - St. George Condominium Owners’ Association, a Utah non-profit corporation	1 share

Multi Resort Ownership Plan, Inc., a Utah non-profit corporation	1 share

Lake Powell Houseboat Homeowners Association, Utah non-profit corporation	1 share

Sweetwater Mexico Co-Owners Association, a Utah non-profit corporation	1 share

B. Class B Stock.  The Class B stock shall be non-voting equity shares of stock with no par value.  The Corporation is authorized to issue 5,000,000 shares of Class B Stock.  The Class B shares of stock shall be initially distributed as follows:

South Padre Condo Share Project 1 Owners’ Association, a Texas non-profit corporation	102 shares

Sweetwater April Sound Condoshare Project I Council of Co-Owners, a Texas non-profit corporation, aka Lake Conroe Homeowners Association	1,212 shares

Capri Vacation Owners Association, a California non-profit corporation	765 shares

Sweetwater Jackson Hole Condoshare Owner’s Association, a Wyoming non-profit corporation	1,224 shares

Sweetwater Hawaii Condoshare Project I Owners Association, a Hawaiian non-profit corporation, aka “Waikiki”	867 shares

Park City Timeshare Homeowners, Inc., a Utah non-profit corporation	3,774 shares

Sweetwater Bear Lake Condoshare Project III Owners Association and Sweetwater Bear Lake Timeshare Project II Owners’ Association, two Utah non-profit corporations, aka Sweetwater Homeowners’ Association at

Bear Lake	1,050 shares

Sweetwater Kauai Condoshare Project I Owners Association, a Utah non-profit corporation	306 shares

ORE - St. George Condominium Owners’ Association, a Utah non-profit corporation	2,412 shares

Lake Powell Houseboat Homeowners Association, Utah non-profit corporation	384 shares

Multi Resort Ownership Plan, Inc., a Utah non-profit corporation	3,774 shares

ARTICLE IV

DURATION

This organization shall have perpetual existence.

ARTICLE V

GOVERNANCE

The Articles of Incorporation and the By-laws will be the instruments of governance of this Corporation in all its practices.  The By-laws shall provide for the governing structure of the Corporation.

ARTICLE VI

AMENDMENTS

Subject to the appropriate laws of the State of Utah, the Articles of Incorporation of the Corporation may be altered or amended at a meeting of the Corporation or by petition, provided notification or intent to change has been filed with the Board of Directors of the Corporation twenty (20) days prior to said meeting.  The proposed amendment shall be adopted if it receives two-thirds (2/3) of the votes of the voting stockholders who cast their votes.

ARTICLE VII

REGISTERED OFFICE AND AGENT

The address of this corporation’s current registered office and the name of its current registered agent at such address are:

Joseph E. Hatch

5295 South Commerce Drive, Suite 200

Murray, UT 84107

/s/ Joseph E. Hatch
Joseph E. Hatch
Registered Agent

ARTICLE VIII

CURRENT DIRECTORS

The names and addresses of the current directors are:

Bob Linnell

1754 Country Springs Circle

Bountiful, UT 84010

Stan Weeks

P.O. Box 3047

Ogden, UT 84409

Roger Rozendal

5910 Pinewilde

Houston, TX 77066

Ron Johnson

2122 Evergreen Ave.

Salt Lake City, UT 84107

Russ Rosander

5546 Applevale Drive

Salt Lake City, UT 84123

Dennis D. Bright

1577 East 1335 North

Logan, UT 84341

Stephen Seastrand

P.O. Box 17865

Holladay, UT 84117

Marie Kish

11550 Quartz Ave.

Fountain Valley, CA 92708

Herman Schertle

5610 Winding Way

Houston, TX 77091

Darin Park

c/o SSA

1246 Yellowstone Ave., Suite F

Pocatello, ID 83201

Gerald Thompson

1947 East 5150 South

Salt Lake City, UT 84117

Noel Hyde

2165 Rolling Oaks Lane

Layton, UT 84040

ARTICLE IX

CURRENT OFFICERS

The names and addresses of the current officers of the corporation are as follows:

Title	Name	Address
President	Neil Hutchinson	1521 East 3900 South
Salt Lake City, UT 84124

Secretary	Brad Gillies	1521 East 3900 South
Salt Lake City, UT 84124

ARTICLE X

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

Directors of the corporation shall have no personal liability whatsoever to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for:

(a)           the amount of a financial benefit received by a director to which he or she is not entitled:

(b)           an intentional infliction of harm on the corporation or the shareholders;

(c)           a violation of Utah Code Annotated §16-10a-842 (1992, as amended) or its successor provisions; or

(d)           an intentional violation of criminal law.

ARTICLE III

These Amendments were adopted by the unanimous written consent of the members on or before 28th day of June, 2006.

Executed by the undersigned in duplicate original in Salt Lake City, Utah, on this
28th day of June, 2006.

OWNERS’ RESORTS & EXCHANGE, INC.

By:	/s/ Neil B. Hutchinson
Neil B. Hutchinson, President

By:	/s/ Brad L Gilles
Brad L. Gilles, Secretary